EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports First Quarter 2019 Financial Results

Results for the First Quarter of 2019:

  Net loss attributable to the company of $42.8 million, or $(1.06) per diluted share
  EBITDA of $(18.7) million
  Cash, cash equivalents and restricted cash of $273.2 million; availability under revolving credit agreements of $472.8 million at March 31, 2019
  Green Plains engages ICM, Inc. to accelerate opex equalization plan. Over the next 18 months, Green Plains to return to being one of the lowest cost production platforms in the industry
  Portfolio optimization plan continues to make progress on the sale of additional ethanol assets and the initiative to take the cattle feeding business into an off-balance sheet joint venture

OMAHA, Neb., May 08, 2019 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the first quarter of 2019. Net loss attributable to the company was $42.8 million, or $(1.06) per diluted share, for the first quarter of 2019 compared with net loss of $24.1 million, or $(0.60) per diluted share, for the same period in 2018. Revenues were $642.3 million for the first quarter of 2019 compared with $1.0 billion for the same period last year.

“Our first quarter financial performance was impacted by the extremely weak ethanol margin environment, midwest flooding affecting transportation and logistics, and severe winter weather at our cattle feeding operations,” commented Todd Becker, president and chief executive officer. “Albeit still weak, we believe that the worst of the low ethanol margin cycle is behind us, as margins have improved since the end of January. We are also seeing improved cattle margins in the current quarter extending into the second half of 2019 and anticipate achieving $50 to $60 EBITDA per head minimum annualized margins based on forward margins and current hedging strategies.”

“We took a significant amount of gallons out of production in the first quarter as a result of the weak margin environment. We limited our production believing it may help reduce high ethanol industry inventory levels we were experiencing during the quarter. Our efforts did not have the effect we were anticipating and the company will operate at or near our maximum run-rate to achieve lower operating expense per gallon going forward as we believe our platform can now run more efficiently at these levels,” commented Becker.

“Our financial strength achieved through the first stages of our portfolio optimization plan has provided the company the ability to return to a normalized operating level, while margins have improved heading into the summer driving season,” Becker added. “All of our plants are operational with the exception of our plant in Madison, Ill., which should be back online by the end of May. Our goal is to return to producing at our historical rate of 90% or greater of our operating capacity across the platform, which is also beneficial to our partnership long term.”

“We continue to make progress on completing our portfolio optimization plan and to work with interested parties in both our ethanol plant sales process and the cattle off-balance sheet initiative,” stated Becker. “As a result of the first stage of our opex equalization plan, we have identified significant organic operational cost savings throughout the platform which we project will reduce our per gallon operating expense below 29 cents per gallon. We now move into the next phase and have developed, in an exclusive partnership with ICM Inc, the ability to drive our non-ICM plant expense per gallon significantly lower. Once completed over the next 12 to 18 months, we anticipate our platform expense per gallon will be at or below 24 cents per gallon across the platform. We believe this will be equal to the best-in-class plants across the industry and would again squarely place Green Plains as one of industry’s low cost operators, which will make a dramatic difference in times of margin weakness.”

“Although improving, the current ethanol industry margin environment continues to underperform. We remain optimistic that with year-round E15 effective June 1 and the prospect for increased ethanol exports once China trade issues are resolved, this will give us higher ethanol demand needed to reduce the current elevated ethanol inventory levels,” Becker said. “In addition to our reduced operating cost structure, we believe the advancements in technology around high protein co-products, and the demand for these products worldwide, will also enhance our ability to be profitable in any cycle. We anticipate our first project to become operational in the fourth quarter and we are targeting 2020 for additional projects. We remain confident, based on price discovery, that our earlier expectation of a minimum 12 to 15 cent improvement in EBITDA per gallon margin is achievable at each plant once the technology is operational.”

Results of Operations
Green Plains produced 155.0 million gallons of ethanol during the first quarter of 2019, compared with 280.4 million gallons for the same period in 2018. The consolidated ethanol crush margin was $(12.8) million, or $(0.08) per gallon, for the first quarter of 2019, compared with $15.3 million, or $0.05 per gallon, for the same period in 2018. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues of $642.3 million decreased $403.0 million for the three months ended March 31, 2019, compared with the same period in 2018, due primarily to the disposition of three ethanol plants and the sale of Fleischmann’s Vinegar during the fourth quarter of 2018 as well as lower run-rates at our remaining ethanol plants.

Operating loss of $40.0 million increased $36.1 million for the three months ended March 31, 2019, compared with the same period last year primarily due to lower volume and decreased margins on ethanol production and cattle as well as the disposition of Fleischmann’s Vinegar during the fourth quarter of 2018. Interest expense decreased $7.7 million to $14.4 million for the three months ended March 31, 2019, compared with the same period in 2018, primarily due to the repayment of the $500 million senior secured term loan during the fourth quarter of 2018. Income tax benefit was $14.5 million for the three months ended March 31, 2019, compared with $6.0 million for the same period in 2018.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the first quarter of 2019 was $(18.7) million compared with $23.1 million for the same period last year.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, distillers grains and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes cattle feeding and food-grade corn oil operations and included vinegar production until the sale of Fleischmann’s Vinegar Company, Inc. during the fourth quarter of 2018 and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership, and agribusiness and energy services segments and eliminated upon consolidation. Third party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018	% Var.
Revenues:
Ethanol production	$270,833	$565,716	(52.1)%
Agribusiness and energy services	169,208	213,216	(20.6)
Food and ingredients	208,537	278,151	(25.0)
Partnership	21,087	25,885	(18.5)
Intersegment eliminations	(27,350)	(37,681)	(27.4)
	$642,315	$1,045,287	(38.6)%
Gross margin:
Ethanol production	$(22,654)	$1,157	* %
Agribusiness and energy services	9,582	11,504	(16.7)
Food and ingredients	2,464	18,386	(86.6)
Partnership	21,087	25,885	(18.5)
Intersegment eliminations	(3,739)	20	*
	$6,740	$56,952	(88.2)%
Depreciation and amortization:
Ethanol production	$15,340	$20,436	(24.9)%
Agribusiness and energy services	549	630	(12.9)
Food and ingredients	1,611	3,404	(52.7)
Partnership	985	1,181	(16.6)
Corporate activities	750	823	(8.9)
	$19,235	$26,474	(27.3)%
Operating income (loss):
Ethanol production	$(44,192)	$(27,529)	(60.5)%
Agribusiness and energy services	5,304	7,064	(24.9)
Food and ingredients	(1,432)	12,585	(111.4)
Partnership	12,551	15,360	(18.3)
Intersegment eliminations	(3,677)	68	*
Corporate activities	(8,559)	(11,473)	25.4
	$(40,005)	$(3,925)	* %
EBITDA:
Ethanol production	$(28,503)	$(7,095)	* %
Agribusiness and energy services	5,862	7,702	(23.9)
Food and ingredients	257	15,997	(98.4)
Partnership	13,771	16,623	(17.2)
Intersegment eliminations	(3,677)	68	*
Corporate activities	(6,379)	(10,175)	37.3
	$(18,669)	$23,120	* %

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018	% Var.
Ethanol production
Ethanol sold (gallons)	155,040	280,410	(44.7)%
Distillers grains sold (equivalent dried tons)	398	747	(46.7)
Corn oil sold (pounds)	34,983	69,134	(49.4)
Corn consumed (bushels)	54,041	97,283	(44.4)

Agribusiness and energy services
Domestic ethanol sold (gallons)	139,499	311,190	(55.2)
Export ethanol sold (gallons)	87,588	73,099	19.8
	227,087	384,289	(40.9)
Food and ingredients
Cattle sold (head)	127	137	(7.3)

Partnership
Storage and throughput (gallons)	155,692	298,273	(47.8)

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended March 31,		Three Months Ended March 31,
	2019	2018	2019	2018
			($ per gallon produced)

Ethanol production operating loss	$(44,192)	$(27,529)	$(0.28)	$(0.10)
Depreciation and amortization	15,340	20,436	0.10	0.07
Total ethanol production	(28,852)	(7,093)	(0.18)	(0.03)

Intercompany fees, net:
Storage and logistics (partnership)	12,454	15,571	0.08	0.06
Marketing and agribusiness fees (agribusiness and energy services)	3,599	6,828	0.02	0.02
Consolidated ethanol crush margin	$(12,799)	$15,306	$(0.08)	$0.05

Liquidity and Capital Resources
On March 31, 2019, Green Plains had $273.2 million in total cash, cash equivalents and restricted cash, and $472.8 million available under committed revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at March 31, 2019, was $883.3 million, including $526.5 million outstanding under working capital revolvers and other short-term borrowing arrangements for the agribusiness and energy services, and food and ingredients segments and $135.0 million of debt related to Green Plains Partners.

Conference Call Information
On May 9, 2019, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss first quarter 2019 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 6208719. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses earnings before interest, income taxes, depreciation and amortization, or EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 49.1% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with the Green Plains’ ability to successfully complete the sale of assets related to the company’s announced portfolio optimization plan or achieve anticipated savings from the opex equalization plan and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$214,068	$251,683
Restricted cash	59,174	66,512
Accounts receivable, net	66,566	100,361
Income tax receivable	12,260	12,418
Inventories	707,025	734,883
Other current assets	23,858	40,785
Total current assets	1,082,951	1,206,642
Property and equipment, net	879,046	886,576
Operating lease right-of-use assets	56,516	-
Other assets	129,067	123,214
Total assets	$2,147,580	$2,216,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$103,729	$156,901
Accrued and other liabilities	46,777	58,973
Derivative financial instruments	15,951	24,776
Current operating lease liabilities	17,219	-
Short-term notes payable and other borrowings	526,523	538,243
Current maturities of long-term debt	55,740	54,807
Total current liabilities	765,939	833,700
Long-term debt	301,033	298,190
Deferred income taxes	5,845	10,123
Long-term operating lease liabilities	42,419	-
Other liabilities	8,537	11,430
Total liabilities	1,123,773	1,153,443

Stockholders' equity
Total Green Plains stockholders' equity	908,117	946,819
Noncontrolling interests	115,690	116,170
Total liabilities and stockholders' equity	$2,147,580	$2,216,432

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2019	2018	% Var.
Revenues
Product	$640,010	$1,043,659	(38.7)%
Services	2,305	1,628	41.6
Total revenues	642,315	1,045,287	(38.6)
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	635,575	988,335	(35.7)
Operations and maintenance	6,864	8,400	(18.3)
Selling, general and administrative	20,646	26,003	(20.6)
Depreciation and amortization	19,235	26,474	(27.3)
Total costs and expenses	682,320	1,049,212	(35.0)
Operating loss	(40,005)	(3,925)	*
Other income (expense)
Interest income	1,263	637	98.3
Interest expense	(14,427)	(22,128)	34.8
Other, net	838	(66)	*
Total other expense	(12,326)	(21,557)	(42.8)
Loss before income taxes	(52,331)	(25,482)	*
Income tax benefit	14,460	6,027	139.9
Net loss	(37,871)	(19,455)	*
Net income attributable to noncontrolling interest	4,928	4,662	5.7
Net loss attributable to Green Plains	$(42,799)	$(24,117)	* %

Earnings per share:
Net loss attributable to Green Plains - basic	$(1.06)	$(0.60)
Net loss attributable to Green Plains - diluted	$(1.06)	$(0.60)

Weighted average shares outstanding:
Basic	40,315	40,164
Diluted	40,315	40,164

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(37,871)	$(19,455)
Noncash operating adjustments:
Depreciation and amortization	19,235	26,474
Deferred income taxes	(12,927)	(12,020)
Other	6,048	6,180
Net change in working capital	4,732	(42,270)
Net cash used in operating activities	(20,783)	(41,091)

Cash flows from investing activities:
Purchases of property and equipment, net	(10,809)	(7,352)
Proceeds from the sale of assets, net	3,155	-
Acquisition of businesses, net of cash acquired	-	(1,006)
Investments in unconsolidated subsidiaries	-	(14)
Other investing activities	-	7,500
Net cash used in investing activities	(7,654)	(872)

Cash flows from financing activities:
Net proceeds - long-term debt	819	770
Net proceeds (payments) - short-term borrowings	(11,722)	7,413
Other	(5,613)	(13,345)
Net cash used in financing activities	(16,516)	(5,162)

Net change in cash, cash equivalents and restricted cash	(44,953)	(47,125)
Cash, cash equivalents and restricted cash, beginning of period	318,195	312,360
Cash, cash equivalents and restricted cash, end of period	$273,242	$265,235

	Three Months Ended March 31,
	2019	2018

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$214,068	$240,964
Restricted cash	59,174	24,271
Total cash, cash equivalents and restricted cash	$273,242	$265,235

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Net loss	$(37,871)	$(19,455)
Interest expense	14,427	22,128
Income tax benefit	(14,460)	(6,027)
Depreciation and amortization (1)	19,235	26,474
EBITDA	$(18,669)	$23,120
  Excludes the amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Contact: Jim Stark | Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com